Exhibit 3.3

CERTIFICATE OF INCORPORATION

OF

NRGM FINANCE CORP.

FIRST. The name of the Corporation is:

NRGM Finance Corp.

SECOND. The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name of its registered agent at such address for service of process is Corporation Service Company.

THIRD. The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges which are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

FOURTH.

(a) The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares of common stock, of the par value of $0.01 per share.

The Board of Directors is authorized to provide by resolution or resolutions for the issuance of shares of stock of any class or of any series of any class at any time and from time to time and, by filing a certificate of designations in the manner prescribed under the laws of the State of Delaware, to fix and amend the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, if any, and qualifications, limitations or restrictions thereof. Unless otherwise provided in any such resolution or resolutions, the number of shares of stock of any such series to which such resolution or resolutions apply may be increased (but not above the total number of authorized shares of the class) or decreased (but not below the number of shares thereof then outstanding) by filing a certificate of designations in the manner prescribed under the laws of the State of Delaware.

(b) No holder of any shares of stock of the Corporation of any class shall be entitled as such, as a matter of right, to subscribe for or purchase any shares of stock of the Corporation of any class, whether now or hereafter authorized or whether issued for cash, property or services or as a dividend or otherwise, or to subscribe for or purchase any obligations, bonds, notes, debentures, other securities or stock convertible into shares of stock of the Corporation of any class or carrying or evidencing any right to purchase shares of stock of any class.

(c) Section 203 (as amended from time to time) of the General Corporation Law of Delaware shall not apply to any business combination (as defined in such law from time to time) of the Corporation with any interested stockholder (as defined in such law from time to time) of the Corporation.

FIFTH. The name and mailing address of the incorporator are as follows:

Name	Address
Laura L. Ozenberger	Two Brush Creek Blvd., Suite 200
Kansas City, Missouri 64112

SIXTH. The number of directors of the Corporation shall be fixed by, or in the manner provided in, the Bylaws. The name and mailing address of the person who is to serve as the initial director of the Corporation, each of whom shall serve until such director’s successor is duly elected and qualified, or until such director’s earlier resignation or removal, are as follows:

Name	Address
John J. Sherman	Two Brush Creek Blvd., Suite 200
Kansas City, Missouri 64112

SEVENTH. Elections of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

EIGHTH. The original Bylaws of the Corporation shall be adopted in any manner provided by law. Thereafter, the Bylaws of the Corporation may from time to time be amended or repealed, or new Bylaws may be adopted, in any of the following ways: (i) by the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote, or (ii) by a majority of the full Board of Directors, and any change so made by the stockholders may thereafter be further changed by a majority of the directors; provided, however, that the power of the Board of Directors to alter, amend or repeal the Bylaws, or to adopt new Bylaws, (A) may be denied as to any Bylaw or portion thereof by the stockholders if at the time of enactment the stockholders shall so expressly provide and (B) such power of the Board of Directors shall not divest the stockholders of the power, nor limit their power to amend or repeal the Bylaws, or to adopt new Bylaws.

NINTH. The Corporation may agree to the terms and conditions upon which any director, officer, employee or agent accepts his office or position and in its Bylaws, by contract or in any other manner may agree to indemnify and protect any director, officer, employee or agent of the Corporation, or any person who serves at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the laws (including, without limitation, the statutes, case law and principles of equity) of the State of Delaware.

Without limiting the generality of the foregoing provisions of this Article NINTH, to the fullest extent permitted or authorized by the laws of Delaware as now in effect and as the same may from time to time hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of the immediately preceding sentence shall not adversely affect any right or protection of a director of the Corporation existing hereunder with respect to any act or omission occurring prior to or at the time of such repeal or modification.

TENTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH. Except as may be otherwise provided by statute, the Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner of such shares and of all rights derived from such shares for all purposes, and the Corporation shall not be obligated to recognize any equitable or other claim to or interest in such shares or rights on the part of any other person, including, but without limiting the generality of the term “person” to, a purchaser, pledgee, assignee or transferee of such shares or rights, unless and until such person becomes the registered holder of such shares. The foregoing shall apply whether or not the Corporation shall have either actual or constructive notice of the claim by or the interest of such person.

TWELFTH. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

The undersigned, for the purpose of forming a corporation under the General Corporation Law of Delaware, does hereby execute this Certificate, and does hereby declare and certify that this is the act and deed of the undersigned and the facts herein stated are true, and accordingly the undersigned has executed this Certificate of Incorporation as of November 21, 2012.

/s/ Laura L. Ozenberger
Laura L. Ozenberger, Incorporator

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